NEWS RELEASE

For Immediate Release
October 26, 2026

For Further Information Contact:
David L. Bumgarner, Senior Executive Vice President and Chief Financial Officer
(304) 769-1169

City Holding Company Announces Record Quarterly Results

Charleston, West Virginia – City Holding Company (“Company” or “City”) (NASDAQ:CHCO), a $6.8 billion bank holding company headquartered in Charleston, West Virginia, today announced net income of $34.6 million and record quarterly diluted earnings of $2.43 per share for the quarter ended September 30, 2026. For the quarter ended September 30, 2026, the Company achieved a return on assets of 2.03% and a return on tangible equity of 20.9%.

Net Interest Income

The Company’s net interest income increased approximately $1.8 million, or 3.0%, from $60.8 million during the second quarter of 2026 to $62.6 million during the third quarter of 2026. The Company’s tax equivalent net interest income increased approximately $1.9 million, or 3.0%, from $61.0 million for the second quarter of 2026 to $62.9 million for the third quarter of 2026. This increase was primarily due to an increase in the yield on loans (3 basis points) and an increase in the average balances of loans ($36.1 million) which increased net interest income by $1.1 million and $0.5 million, respectively. In addition, an increase in the yield on investments (5 basis points) and an increase in average investment balances ($20.7 million) increased net interest income by $0.4 million and $0.2 million, respectively. These increases were partially offset by a decrease in the average balances of deposits in depository institutions ($49.0 million) which decreased net interest income by $0.5 million. The Company’s reported net interest margin increased from 3.97% for the second quarter of 2026 to 4.04% for the third quarter of 2026.

Credit Quality

The Company’s ratio of nonperforming assets to total loans and other real estate owned remained stable at 0.24%, or $10.6 million, at June 30, 2026 compared to 0.24%, or $10.9 million, at September 30, 2026. Total past due loans decreased modestly from $8.6 million, or 0.19% of total loans outstanding, at June 30, 2026, to $8.3 million, or 0.18% of total loans outstanding, at September 30, 2026.

As a result of the Company’s quarterly analysis of the adequacy of the allowance for credit losses, the Company recorded a recovery of credit losses of $0.1 million in the third quarter of 2026, compared to a recovery of credit losses of $0.5 million for the comparable period in 2025, and a provision for credit losses of $0.4 million for the second quarter of 2026. The recovery of credit losses in the third quarter of 2026 was primarily related to the upgrade of a commercial real estate loan and a marginal decrease in the historical loss rates for commercial and residential real estate loans during the quarter ended September 30, 2026. These decreases were partially offset by revisions to qualitative adjustment factors and the downgrade of a commercial loan ($0.25 million) during the quarter ended September 30, 2026.

Non-interest Income

Non-interest income increased $0.9 million from $20.5 million in the third quarter of 2025 to $21.4 million in the third quarter of 2026. This increase was due to an increase of $0.5 million, or 6.0%, in service charges and an increase of $0.3 million, or 10.5%, in wealth and investment management fee income.

Non-interest Expenses

Non-interest expenses increased $2.6 million from $38.3 million in the third quarter of 2025 to $40.9 million in the third quarter of 2026. The increase during the quarter ended September 30, 2026 was largely due to an increase in salaries and employee benefit expenses of $1.1 million due to salary adjustments, increased incentive compensation, and increased health insurance costs. In addition, other expenses increased $0.5 million and advertising expenses increased $0.4 million. For the nine months ended September 30, 2026 non-interest expenses have increased $5.0 million, or 4.4%, to $120.4 million as compared to $115.4 million for the nine months ended September 30, 2025.

Balance Sheet Trends

Loans increased $48.4 million (1.1%) from June 30, 2026 to $4.55 billion at September 30, 2026. Commercial and industrial loans increased $20.1 million (4.4%), commercial real estate loans increased $12.9 million (0.7%), residential real estate loans increased $8.8 million (0.5%), and home equity loans increased $8.2 million (3.6%) during the quarter ended September 30, 2026.

Period-end deposit balances increased $18.0 million from June 30, 2026, to September 30, 2026. Total average depository balances increased $26.5 million (0.5%) from the quarter ended June 30, 2026 to the quarter ended September 30, 2026 to $5.35 billion. Average noninterest-bearing demand balances increased $28.0 million and average savings deposits balances increased $11.0 million. These increases were partially offset by a decrease in average time deposits of $9.5 million.

Income Tax Expense

The Company’s effective income tax rate for the third quarter of 2026 was 19.9%, compared to 19.2% for the year ended December 31, 2025, and 19.7% for the quarter ended September 30, 2025.

Capitalization and Liquidity

The Company’s loan to deposit ratio was 84.9% and the loan to asset ratio was 67.0% at September 30, 2026. The Company maintained investment securities totaling 21.9% of assets as of the same date. The Company’s deposit mix is weighted heavily toward checking and savings accounts, which fund 60.0% of assets at September 30, 2026. Time deposits funded 19.0% of assets at September 30, 2026, with only 14.6% of time deposits having balances of more than $250,000, reflecting the core retail orientation of the Company.

City Holding Company is the parent company of City National Bank of West Virginia (“City National”). City National has borrowing facilities with the Federal Reserve Bank and the Federal Home Loan Bank that can be accessed as necessary to fund operations and to provide contingency funding. These borrowing facilities are collateralized by various loans held on City National’s balance sheet. As of September 30, 2026, City National had the capacity to borrow an additional $1.8 billion from these existing borrowing facilities. In addition, approximately $688 million of City National’s investment securities were pledged to collateralize customer repurchase agreements and various deposit accounts, leaving approximately $801 million of City National’s investment securities unpledged at September 30, 2026.

The Company continues to be strongly capitalized with tangible equity of $625 million at September 30, 2026. Due primarily to unrealized security losses during the nine months ended September 30, 2026, the Company’s tangible equity ratio declined from 9.9% at December 31, 2025 to 9.4% at September 30, 2026. However, unrealized security losses are not incorporated into measures of regulatory capital. At September 30, 2026, City National’s Leverage Ratio was 10.2%, its Common Equity Tier I ratio was 15.5%, its Tier I Capital ratio was 15.5%, and its Total Risk-Based Capital ratio was 15.9%. These regulatory capital ratios are significantly above levels required to be considered “well capitalized,” which is the highest possible regulatory designation.

On September 30, 2026, the Board of Directors of the Company approved a quarterly cash dividend of $1.00 per share, payable October 30, 2026 to shareholders of record as of October 15, 2026. This represents a 15% increase from the $0.87 per share dividend paid on July 31, 2026. At September 30, 2026, City Holding Company had significant resources available to repurchase shares with a cash balance of $74 million and dividends available from City National of approximately $120 million at September 30, 2026.

City National operates 95 branches across West Virginia, Kentucky, Virginia, and Ohio.

Forward-Looking Information

This news release contains certain forward-looking statements that are included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements express only management’s beliefs regarding future results or events and are subject to inherent uncertainty, risks, and changes in circumstances, many of which are outside of management’s control. Uncertainty, risks, changes in circumstances and other factors could cause the Company’s actual results to differ materially from those projected in the forward-looking statements. Factors that could cause actual results to differ from those discussed in such forward-looking statements include, but are not limited to those set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 under “ITEM 1A Risk Factors” and the following: (1) general economic conditions, especially in the communities and markets in which we conduct our business; (2) credit risk, including risk that negative credit quality trends may lead to a deterioration of asset quality, risk that our allowance for credit losses may not be sufficient to absorb actual losses in our loan portfolio, and risk from concentrations in our loan portfolio; (3) changes in the real estate market, including the value of collateral securing portions of our loan portfolio; (4) changes in the interest rate environment; (5) operational risk, including cybersecurity risk and risk of fraud, data processing system failures, and network breaches; (6) changes in technology and increased competition, including competition from non-bank financial institutions or financial technology companies; (7) changes in consumer preferences, spending and borrowing habits, demand for our products and services, and customers’ performance and creditworthiness; (8) difficulty growing loan and deposit balances; (9) our ability to effectively execute our business plan, including with respect to future acquisitions; (10) changes in regulations, laws, taxes, government policies, monetary policies and accounting policies affecting bank holding companies and their subsidiaries; (11) deterioration in the financial condition of the U.S. banking system may impact the valuations of investments the Company has made in the securities of other financial institutions; (12) regulatory enforcement actions and adverse legal actions; (13) difficulty attracting and retaining key employees; and (14) other economic, competitive, technological, operational, governmental, regulatory, and market factors affecting our operations. Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of the Company and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made. Further, the Company is required to evaluate subsequent events through the filing of its September 30, 2026 Form 10-Q. The Company will continue to evaluate the impact of any subsequent events on the preliminary September 30, 2026 results and will adjust the amounts if necessary.

CITY HOLDING COMPANY AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2026	2026	2026	2025	2025	2026	2025

Earnings
Net Interest Income (fully taxable equivalent)	$62,870	$61,034	$59,890	$60,825	$61,294	$183,794	$176,416
Net Income available to common shareholders	34,609	33,298	31,735	31,568	35,188	99,642	98,917

Per Share Data
Earnings per share available to common shareholders:
Basic	$2.44	$2.35	$2.20	$2.18	$2.41	$6.99	$6.76
Diluted	2.43	2.35	2.20	2.18	2.41	6.98	6.75
Weighted average number of shares (in thousands):
Basic	14,027	14,046	14,270	14,359	14,457	14,109	14,512
Diluted	14,049	14,062	14,274	14,366	14,463	14,128	14,521
Period-end number of shares (in thousands)	14,076	14,052	14,111	14,354	14,495	14,076	14,495
Cash dividends declared	$1.00	$0.87	$0.87	$0.87	$0.87	$2.74	$2.45
Book value per share (period-end)	55.53	57.57	56.29	56.41	55.12	55.53	55.12
Tangible book value per share (period-end)	44.42	46.40	45.14	45.41	44.19	44.42	44.19
Market data:
High closing price	$147.98	$134.02	$127.84	$126.71	$133.58	$147.98	$133.58
Low closing price	130.95	120.48	116.62	117.04	118.89	116.62	108.93
Period-end closing price	139.12	132.64	119.52	119.20	123.87	139.12	123.87
Average daily volume (in thousands)	124	116	111	90	112	117	84
Treasury share activity:
Treasury shares repurchased (in thousands)	—	59	262	141	—	321	255
Average treasury share repurchase price	$—	$122.46	$117.79	$119.12	$—	$118.65	$113.09

Key Ratios (percent)
Return on average assets	2.03%	1.98%	1.92%	1.86%	2.11%	1.98%	2.01%
Return on average tangible equity	20.9%	20.7%	19.3%	19.2%	22.5%	20.3%	22.0%
Yield on interest earning assets	5.29%	5.24%	5.24%	5.29%	5.43%	5.26%	5.38%
Cost of interest bearing liabilities	1.73%	1.75%	1.76%	1.87%	1.91%	1.75%	1.96%
Net Interest Margin	4.04%	3.97%	3.97%	3.94%	4.04%	4.00%	3.95%

Non-interest income as a percent of total revenue	25.4%	25.4%	24.8%	24.9%	24.7%	25.4%	25.1%
Efficiency Ratio	48.0%	48.1%	48.9%	48.2%	46.0%	48.4%	48.3%
Price/Earnings Ratio (a)	14.28	14.09	13.56	13.68	12.84	14.92	13.75

Capital (period-end)
Average Shareholders' Equity to Average Assets	12.03%	11.87%	12.32%	12.04%	11.81%
Tangible equity to tangible assets	9.43%	9.85%	9.65%	9.93%	9.84%
Consolidated City Holding Company risk based capital ratios (b):
CET I	17.14%	17.06%	16.87%	16.94%	17.19%
Tier I	17.14%	17.06%	16.87%	16.94%	17.19%
Total	17.60%	17.53%	17.33%	17.40%	17.66%
Leverage	11.26%	10.97%	10.86%	10.96%	11.06%
City National Bank risk based capital ratios (b):
CET I	15.47%	15.01%	14.35%	13.42%	15.83%
Tier I	15.47%	15.01%	14.35%	13.42%	15.83%
Total	15.93%	15.48%	14.81%	13.88%	16.30%
Leverage	10.16%	9.65%	9.23%	8.68%	10.18%

Other (period-end)
Branches	95	95	96	96	96
FTE	926	924	928	934	934

Assets per FTE (in thousands)	$7,332	$7,333	$7,284	$7,201	$7,138
Deposits per FTE (in thousands)	5,789	5,781	5,757	5,679	5,629

(a) The price/earnings ratio is computed based on annualized quarterly earnings.
(b) September 30, 2026 risk-based capital ratios are estimated.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2026	2026	2026	2025	2025	2026	2025
Interest Income
Interest and fees on loans	$66,155	$64,584	$63,671	$64,376	$64,606	$194,410	$188,111
Interest on investment securities:
Taxable	13,516	12,920	13,129	14,657	15,947	39,565	45,239
Tax-exempt	1,005	1,031	1,027	1,014	708	3,063	2,144
Interest on deposits in depository institutions	1,241	1,676	942	1,400	829	3,859	4,275
Total Interest Income	81,917	80,211	78,769	81,447	82,090	240,897	239,769

Interest Expense
Interest on deposits	14,993	14,924	14,756	15,811	16,201	44,673	49,545
Interest on customer repurchase agreements	2,734	2,959	2,844	3,493	3,196	8,537	9,672
Interest on FHLB advances	1,585	1,569	1,552	1,586	1,586	4,706	4,706
Total Interest Expense	19,312	19,452	19,152	20,890	20,983	57,916	63,923
Net Interest Income	62,605	60,759	59,617	60,557	61,107	182,981	175,846
(Recovery of) provision for credit losses	(108)	436	613	1,117	(528)	941	(2,315)
Net Interest Income After (Recovery of) Provision for Credit Losses	62,713	60,323	59,004	59,440	61,635	182,040	178,161

Non-Interest Income
Net gains on sale of investment securities	—	—	—	—	37	—	187
Unrealized gains (losses) recognized on securities still held	78	58	7	(416)	96	143	(172)
Service charges	8,715	7,947	7,761	8,057	8,221	24,423	23,284
Bankcard revenue	7,425	7,548	6,889	7,291	7,324	21,862	21,364
Wealth and investment management fee income	3,398	3,451	3,317	3,352	3,075	10,166	8,993
Bank owned life insurance	969	886	979	864	919	2,834	3,014
Other income	846	874	1,047	834	851	2,767	2,474
Total Non-Interest Income	21,431	20,764	20,000	19,982	20,523	62,195	59,144

Non-Interest Expense
Salaries and employee benefits	20,920	20,455	20,183	20,198	19,779	61,558	58,968
Occupancy related expense	2,530	2,428	2,632	2,316	2,340	7,590	7,238
Equipment and software related expense	3,620	3,746	3,665	3,812	3,618	11,031	10,642
Bankcard expenses	2,380	2,147	2,118	2,376	2,191	6,645	6,609
Other tax-related matters	2,313	2,438	2,681	2,312	2,104	7,432	6,693
Advertising	1,070	1,016	884	577	668	2,970	2,505
FDIC insurance expense	777	772	805	756	761	2,354	2,293
Legal and professional fees	538	612	553	552	549	1,703	1,782
Other expenses	6,769	6,153	6,221	6,982	6,302	19,143	18,651
Total Non-Interest Expense	40,917	39,767	39,742	39,881	38,312	120,426	115,381
Income Before Income Taxes	43,227	41,320	39,262	39,541	43,846	123,809	121,924
Income tax expense	8,618	8,022	7,527	7,973	8,658	24,167	23,007
Net Income Available to Common Shareholders	$34,609	$33,298	$31,735	$31,568	$35,188	$99,642	$98,917

Distributed earnings allocated to common shareholders	$13,938	$12,125	$12,166	$12,372	$12,495	$38,188	$35,186
Undistributed earnings allocated to common shareholders	20,224	20,931	19,284	18,903	22,370	60,480	62,867
Net earnings allocated to common shareholders	$34,162	$33,056	$31,450	$31,275	$34,865	$98,668	$98,053

Average common shares outstanding	14,027	14,046	14,270	14,359	14,457	14,109	14,512
Shares for diluted earnings per share	14,049	14,062	14,274	14,366	14,463	14,128	14,521

Basic earnings per common share	$2.44	$2.35	$2.20	$2.18	$2.41	$6.99	$6.76
Diluted earnings per common share	$2.43	$2.35	$2.20	$2.18	$2.41	$6.98	$6.75

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Balance Sheets
($ in 000s)

	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
	September 30,	June 30,	March 31,	December 31,	September 30,
	2026	2026	2026	2025	2025
Assets
Cash and due from banks	$128,273	$141,519	$135,816	$152,111	$129,665
Interest-bearing deposits in depository institutions	73,106	125,683	163,201	39,808	95,929
Cash and cash equivalents	201,379	267,202	299,017	191,919	225,594

Investment securities available-for-sale, at fair value	1,459,623	1,476,725	1,441,098	1,503,358	1,510,772
Other securities	29,845	29,755	29,462	29,474	29,878
Total investment securities	1,489,468	1,506,480	1,470,560	1,532,832	1,540,650

Gross loans	4,550,140	4,501,774	4,491,592	4,503,331	4,408,230
Allowance for credit losses	(19,624)	(19,839)	(19,195)	(19,329)	(19,057)
Net loans	4,530,516	4,481,935	4,472,397	4,484,002	4,389,173

Bank owned life insurance	126,829	125,860	124,976	124,370	123,506
Premises and equipment, net	67,046	67,190	68,740	69,133	69,539
Accrued interest receivable	22,955	21,300	21,645	20,718	21,890
Deferred tax assets, net	46,891	31,603	31,652	30,005	32,159
Goodwill and other intangible assets, net	156,407	156,895	157,383	157,871	158,414
Other assets	144,760	115,530	113,899	111,168	106,707
Total Assets	$6,786,251	$6,773,995	$6,760,269	$6,722,018	$6,667,632

Deposits:

Noninterest-bearing	$1,455,426	$1,421,693	$1,410,861	$1,413,621	$1,377,313
Interest-bearing:
Demand deposits	1,322,389	1,321,556	1,345,723	1,339,435	1,338,872
Savings deposits	1,294,202	1,288,260	1,276,884	1,244,571	1,238,832
Time deposits	1,286,123	1,308,641	1,310,136	1,303,361	1,302,575
Total deposits	5,358,140	5,340,150	5,343,604	5,300,988	5,257,592

Customer repurchase agreements	367,385	377,551	374,825	367,674	369,012
FHLB advances	150,000	150,000	150,000	150,000	150,000
Other liabilities	129,112	97,345	97,450	93,676	92,085
Total Liabilities	$6,004,637	$5,965,046	$5,965,879	$5,912,338	$5,868,689

Stockholders' Equity
Preferred stock	—	—	—	—	—
Common stock	47,619	47,619	47,619	47,619	47,619
Capital surplus	172,904	174,805	173,130	174,598	173,733
Retained earnings	995,956	975,454	954,407	935,046	915,971
Treasury stock	(303,830)	(306,813)	(299,503)	(270,967)	(254,153)
Accumulated other comprehensive loss:
Unrealized loss on securities available-for-sale	(130,649)	(81,241)	(80,388)	(75,741)	(82,785)
Underfunded pension liability	(386)	(875)	(875)	(875)	(1,442)
Total Accumulated Other Comprehensive Loss	(131,035)	(82,116)	(81,263)	(76,616)	(84,227)
Total Stockholders' Equity	781,614	808,949	794,390	809,680	798,943
Total Liabilities and Stockholders' Equity	$6,786,251	$6,773,995	$6,760,269	$6,722,018	$6,667,632

Regulatory Capital
Total CET 1 capital	$758,756	$736,703	$720,535	$730,453	$726,739
Total tier 1 capital	758,756	736,703	720,535	730,453	726,739
Total risk-based capital	779,017	757,074	740,252	750,319	746,422
Total risk-weighted assets	4,426,072	4,318,183	4,270,400	4,312,112	4,226,712

CITY HOLDING COMPANY AND SUBSIDIARIES
Loan Portfolio
(Unaudited) ($ in 000s)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2026	2026	2026	2025	2025

Commercial and industrial	$474,251	$454,122	$441,617	$453,975	$426,654

1-4 Family	226,367	223,301	221,165	210,232	204,280
Hotels	403,794	396,079	395,857	398,608	397,338
Multi-family	230,172	231,946	227,687	237,424	233,678
Non Residential Non-Owner Occupied	772,072	765,358	772,778	767,580	728,625
Non Residential Owner Occupied	250,683	253,471	251,382	253,398	239,058
Commercial real estate (1)	1,883,088	1,870,155	1,868,869	1,867,242	1,802,979

Residential real estate (2)	1,915,322	1,906,534	1,913,389	1,910,060	1,909,791
Home equity	239,264	231,057	224,723	224,701	218,750
Consumer	38,215	39,906	42,994	47,353	50,056
Gross Loans	$4,550,140	$4,501,774	$4,491,592	$4,503,331	$4,408,230

Construction loans included in:
(1) - Commercial real estate loans	$46,948	$43,363	$39,519	$35,781	$31,892
(2) - Residential real estate loans	12,753	11,144	9,612	9,907	6,785

CITY HOLDING COMPANY AND SUBSIDIARIES
Asset Quality Information
(Unaudited) ($ in 000s)

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2026	2026	2026	2025	2025	2026	2025
Allowance for Loan Losses
Balance at beginning of period	$19,839	$19,195	$19,329	$19,057	$19,101	$19,329	$21,133

Charge-offs:
Commercial and industrial	(2)	(115)	(4)	—	(7)	(121)	(37)
Commercial real estate	—	(1)	(856)	(27)	(2)	(857)	(222)
Residential real estate	(186)	(147)	(134)	(181)	(160)	(467)	(209)
Home equity	(74)	(46)	(62)	(102)	(55)	(182)	(153)
Consumer	(34)	(97)	(71)	(36)	(9)	(202)	(174)
Total charge-offs	(296)	(406)	(1,127)	(346)	(233)	(1,829)	(795)

Recoveries:
Commercial and industrial	5	70	5	(347)	400	80	452
Commercial real estate	6	443	235	(144)	202	684	283
Residential real estate	103	9	30	(29)	35	142	85
Home equity	26	72	90	17	64	188	164
Consumer	49	20	20	4	16	89	50
Total recoveries	189	614	380	(499)	717	1,183	1,034
Net (charge-offs) recoveries	(107)	208	(747)	(845)	484	(646)	239
(Recovery of) provision for credit losses	(108)	436	613	1,117	(528)	941	(2,315)
Balance at end of period	$19,624	$19,839	$19,195	$19,329	$19,057	$19,624	$19,057

Loans outstanding	$4,550,140	$4,501,774	$4,491,592	$4,503,331	$4,408,230
Allowance as a percent of loans outstanding	0.43%	0.44%	0.43%	0.43%	0.43%
Allowance as a percent of non-performing loans	183.2%	196.4%	167.1%	138.9%	138.2%

Average loans outstanding	$4,533,120	$4,497,044	$4,491,591	$4,431,079	$4,373,773	$4,507,404	$4,322,888
Net charge-offs (recoveries) (annualized) as a percent of average loans outstanding	0.01%	(0.02)%	0.07%	0.08%	(0.04)%	0.02%	(0.01)%

CITY HOLDING COMPANY AND SUBSIDIARIES
Asset Quality Information, Continued
(Unaudited) ($ in 000s)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2026	2026	2026	2025	2025
Nonaccrual Loans
Residential real estate	$2,866	$3,186	$4,274	$4,497	$2,624
Home equity	250	132	313	308	498
Commercial and industrial	625	377	431	557	555
Commercial real estate	6,840	6,322	6,403	8,448	9,169
Consumer	—	—	2	—	—
Total nonaccrual loans	10,581	10,017	11,423	13,810	12,846
Accruing loans past due 90 days or more	132	82	64	109	946
Total non-performing loans	10,713	10,099	11,487	13,919	13,792
Other real estate owned	180	495	693	482	485
Total Non-Performing Assets	$10,893	$10,594	$12,180	$14,401	$14,277

Non-performing assets as a percent of loans and other real estate owned	0.24%	0.24%	0.27%	0.32%	0.32%

Past Due Loans
Residential real estate	$6,807	$7,282	$6,440	$6,461	$5,635
Home equity	643	711	840	772	651
Commercial and industrial	104	—	273	279	140
Commercial real estate	557	532	670	291	1,314
Consumer	181	119	267	308	221
Total Past Due Loans	$8,292	$8,644	$8,490	$8,111	$7,961

Total past due loans as a percent of loans outstanding	0.18%	0.19%	0.19%	0.18%	0.18%

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Three Months Ended
	September 30, 2026			June 30, 2026			September 30, 2025
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Loan portfolio (1):
Residential real estate (2)	$2,152,553	$29,290	5.40%	$2,138,621	$28,665	5.38%	$2,106,823	$28,235	5.32%
Commercial, financial, and agriculture (2)	2,341,437	36,047	6.11%	2,316,904	35,138	6.08%	2,215,319	35,443	6.35%
Installment loans to individuals (2)	39,130	818	8.29%	41,519	781	7.54%	51,631	928	7.13%
Total loans	4,533,120	66,155	5.79%	4,497,044	64,584	5.76%	4,373,773	64,606	5.86%
Securities:
Taxable	1,350,579	13,516	3.97%	1,325,318	12,920	3.91%	1,435,540	15,947	4.41%
Tax-exempt (3)	152,428	1,272	3.31%	157,007	1,305	3.33%	127,878	895	2.78%
Total securities	1,503,007	14,788	3.90%	1,482,325	14,225	3.85%	1,563,418	16,842	4.27%
Deposits in depository institutions	132,416	1,241	3.72%	181,432	1,676	3.71%	74,918	829	4.39%
Total interest-earning assets	6,168,543	82,184	5.29%	6,160,801	80,485	5.24%	6,012,109	82,277	5.43%
Cash and due from banks	103,504			105,656			96,097
Premises and equipment, net	67,280			68,421			69,355
Goodwill and intangible assets, net	156,594			157,083			158,619
Other assets	297,167			289,904			286,950
Less: Allowance for credit losses	(20,076)			(19,797)			(19,497)
Total Assets	$6,773,012			$6,762,068			$6,603,633

Liabilities:
Interest-bearing demand deposits	$1,321,170	$2,958	0.89%	$1,324,095	$2,784	0.84%	$1,329,234	$3,378	1.01%
Savings deposits	1,293,386	2,561	0.79%	1,282,409	2,456	0.77%	1,241,494	2,348	0.75%
Time deposits (2)	1,300,452	9,476	2.89%	1,309,954	9,683	2.96%	1,295,424	10,475	3.21%
Customer repurchase agreements	360,377	2,734	3.01%	392,974	2,959	3.02%	343,903	3,196	3.69%
FHLB advances	150,000	1,585	4.19%	150,000	1,569	4.20%	150,000	1,586	4.19%
Total interest-bearing liabilities	4,425,385	19,314	1.73%	4,459,432	19,451	1.75%	4,360,055	20,983	1.91%
Noninterest-bearing demand deposits	1,438,438			1,410,471			1,374,486
Other liabilities	94,127			89,801			89,456
Stockholders' equity	815,062			802,364			779,636
Total Liabilities and Stockholders' Equity	$6,773,012			$6,762,068			$6,603,633
Net Interest Income		$62,870			$61,034			$61,294
Net Yield on Earning Assets			4.04%			3.97%			4.04%

(1) For purposes of this table, non-accruing loans have been included in average balances and the following amounts (in thousands) of net loan fees have been included in interest income:
Loan fees, net		$(78)			$(106)			$39

(2) Included in the above table are the following amounts (in thousands) for the accretion of the fair value adjustments related to the Company's acquisitions:
Residential real estate		$65			$46			$166
Commercial, financial, and agriculture		435			529			$535
Installment loans to individuals		3			1			$2
Time deposits		2			2			$3
Total		$505			$578			$706

(3) Computed on a fully federal tax-equivalent basis assuming a tax rate of approximately 21%.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Nine Months Ended
	September 30, 2026			September 30, 2025
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Loan portfolio (1):
Residential real estate (2)	$2,145,391	$86,264	5.38%	$2,068,502	$81,373	5.26%
Commercial, financial, and agriculture (2)	2,320,141	105,742	6.09%	2,200,471	103,959	6.32%
Installment loans to individuals (2)	41,872	2,404	7.68%	53,915	2,779	6.89%
Total loans	4,507,404	194,410	5.77%	4,322,888	188,111	5.82%
Securities:
Taxable	1,344,555	39,565	3.93%	1,390,756	45,239	4.35%
Tax-exempt (3)	156,398	3,877	3.31%	130,179	2,714	2.79%
Total securities	1,500,953	43,442	3.87%	1,520,935	47,953	4.22%
Deposits in depository institutions	139,173	3,859	3.71%	128,556	4,275	4.45%
Total interest-earning assets	6,147,530	241,711	5.26%	5,972,379	240,339	5.38%
Cash and due from banks	101,874			96,370
Premises and equipment, net	68,206			69,721
Goodwill and intangible assets, net	157,094			159,162
Other assets	290,526			294,930
Less: Allowance for credit losses	(20,232)			(20,805)
Total Assets	$6,744,998			$6,571,757

Liabilities:
Interest-bearing demand deposits	$1,323,899	$8,516	0.86%	$1,336,129	$10,007	1.00%
Savings deposits	1,276,586	7,359	0.77%	1,242,141	6,921	0.74%
Time deposits (2)	1,305,854	28,799	2.95%	1,281,575	32,616	3.40%
Customer repurchase agreements	373,915	8,537	3.05%	345,735	9,672	3.74%
FHLB advances	150,000	4,706	4.19%	150,000	4,707	4.20%
Total interest-bearing liabilities	4,430,254	57,917	1.75%	4,355,580	63,923	1.96%
Noninterest-bearing demand deposits	1,409,895			1,358,250
Other liabilities	90,661			97,024
Stockholders' equity	814,188			760,903
Total Liabilities and Stockholders' Equity	$6,744,998			$6,571,757
Net Interest Income		$183,794			$176,416
Net Yield on Earning Assets			4.00%			3.95%

(1) For purposes of this table, non-accruing loans have been included in average balances and the following amounts (in thousands) of net loan fees have been included in interest income:

Loan fees, net		$(131)			$246

(2) Included in the above table are the following amounts (in thousands) for the accretion of the fair value adjustments related to the Company's acquisitions:

Residential real estate		$176			$245
Commercial, financial, and agriculture		1,403			1,741
Installment loans to individuals		7			6
Time deposits		6			13
		$1,592			$2,005

(3) Computed on a fully federal tax-equivalent basis assuming a tax rate of approximately 21%.

CITY HOLDING COMPANY AND SUBSIDIARIES
Non-GAAP Reconciliations
(Unaudited) ($ in 000s, except per share data)

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2026	2026	2026	2025	2025	2026	2025
Net Interest Income/Margin
Net interest income ("GAAP")	$62,605	$60,759	$59,617	$60,557	$61,107	$182,981	$175,846
Taxable equivalent adjustment	265	275	273	268	187	813	570
Net interest income, fully taxable equivalent	$62,870	$61,034	$59,890	$60,825	$61,294	$183,794	$176,416

Tangible Equity Ratio (period-end)
Equity to assets ("GAAP")	11.52%	11.94%	11.75%	12.04%	11.98%
Effect of goodwill and other intangibles, net	(2.09)	(2.09)	(2.10)	(2.11)	(2.14)
Tangible common equity to tangible assets	9.43%	9.85%	9.65%	9.93%	9.84%

Commercial Loan Information (period-end)

Commercial Sector	Total	% of Total Loans	Average DSC	Average LTV

Natural Gas Extraction	$63,211	1.39%	3.60	NA
Natural Gas Distribution	18,130	0.40	3.08	NA
Masonry Contractors	18,460	0.41	1.04	100%
Sheet Metal Work Manufacturing	26,437	0.58	1.40	68%
Beer & Ale Merchant Wholesalers	24,590	0.54	1.59	NA
Gasoline Stations with Convenience Stores	44,987	0.99	2.02	65%
Lessors of Residential Buildings & Dwellings	511,898	11.27	1.56	66%
1-4 Family	193,595	4.26	1.82	63%
Multi-Family	205,768	4.53	1.76	68%
Lessors of Nonresidential Buildings	620,918	13.68	1.33	65%
Office Buildings	158,469	3.49	1.65	62%
Lessors of Mini-Warehouses & Self-Storage Units	54,735	1.21	1.44	64%
Assisted Living Facilities	24,773	0.55	1.58	41%
Hotels & Motels	404,188	8.90	1.75	58%

	Average Balance	Median Balance
Commercial, Financial, and Agriculture Loans	$516	$107
Commercial Real Estate Loans	582	137

CITY HOLDING COMPANY AND SUBSIDIARIES
Non-GAAP Reconciliations, continued
(Unaudited) ($ in 000s, except per share data)

Net Growth in DDA Accounts
Year	New DDA Accounts	Net Number of New Accounts	Percentage

2026	24,391	2,995	1.1%
2025	31,427	3,548	1.3%
2024	32,238	4,497	1.8%
2023*	31,745	4,768	1.9%
2022	28,442	4,544	1.9%
2021	32,800	8,860	3.8%
2020	30,360	6,740	3.0%
2019	32,040	3,717	1.7%

* - amounts exclude accounts added in connection with the acquisition of Citizens Commerce Bancshares, Inc. (2023).